EXHIBIT 99.1

This is a joint press release by Liberty Global plc (“Liberty Global”) and Ziggo N.V. (“Ziggo”) in connection with the recommended public offer
(the “Offer”) by LGE HoldCo VII B.V., an indirect wholly-owned subsidiary of Liberty Global (the “Offeror”), for all the issued and outstanding shares in the capital of Ziggo not yet owned by Liberty Global and its affiliates. The Offer is made solely pursuant to the Offer Memorandum, dated June 27, 2014, approved by the Netherlands Authority for the Financial Markets (Autoriteit Financiële Markten), and the U.S.
prospectus/offer to exchange, dated August 19, 2014, forming part of the Registration Statement on Form S-4 filed by Liberty Global with the
United States Securities and Exchange Commission (“SEC”) and any amendments or supplements to such Offer materials. This announcement is not for release, publication or distribution, in whole or in part, in or into, directly or indirectly, Canada and Japan. This announcement is formally required pursuant to Articles 4(3), 13, 16 and 17 of the Decree on Public Takeover Bids Wft (Besluit Openbare Biedingen Wft).
Liberty Global Completes Tender Offer for Ziggo

•	Offer Period expired at 17:40 hours CET on Tuesday, November 4, 2014

•	Following the Offer and post-closing procedures, Liberty Global will own 100% of Ziggo

•	Liberty Global declares the Offer unconditional

•	Settlement for tendered Ziggo Shares is on Tuesday, November 11, 2014

•	Remaining Shares can be tendered in a Post-Closing Acceptance Period, commencing on Thursday, November 6, 2014 and ending on Wednesday, November 19, 2014

Denver, Colorado and Utrecht, the Netherlands - November 5, 2014:

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) and Ziggo N.V. (“Ziggo”) today announce that Liberty Global has declared its previously announced recommended public offer (the “Offer”) for all of Ziggo’s issued and outstanding ordinary shares (“Shares”) unconditional. All conditions to the Offer were met as of the Acceptance Closing Date.

Acceptance
As of 17:40 hours CET (11:40 a.m. hours EST) on November 4, 2014, the "Acceptance Closing Date", 134,441,541 Shares, representing approximately 67.2% of the issued and outstanding Shares, had been tendered pursuant to the Offer. The Shares tendered pursuant to the Offer, together with the Shares already held by Liberty Global at the Acceptance Closing Date, represent approximately 87.9% of the outstanding Shares. LGE Holdco VII B.V. (the “Offeror”) declares the minimum acceptance level condition to be 80% of the Shares and to be satisfied, as are all other conditions to the Offer. Following the Post-Closing Acceptance Period, Liberty Global will commence procedures (as described below under Implications of the Offer being declared unconditional) that will result in Liberty Global owning 100% of Ziggo and the Shares will be delisted from Euronext Amsterdam.

Settlement Date
In accordance with the terms of the Offer, Ziggo shareholders (“Shareholders”) who accepted the Offer will receive €11.00 in cash (the “Cash Consideration”), 0.2282 Liberty Global Class A ordinary shares and 0.5630 Liberty Global Class C ordinary shares (the “Share Consideration” and, together with the Cash Consideration, the “Offer Price”) for each Share tendered in the Offer. Payment and delivery of the Offer Price will occur on Tuesday, November 11, 2014.

Supervisory Board Appointments
On November 11, 2014, the appointments of Diederik Karsten, Ritchy Drost, Jim Ryan and Huub Willems as members of Ziggo’s supervisory board (“Supervisory Board”) will become effective. All present members of the Supervisory Board will resign as of November 11, 2014, except for Rob Ruijter who will remain. Diederik Karsten will become the Chairman of the Supervisory Board.

Proposed Management Board
Effective November 11, 2014, Baptiest Coopmans will be appointed as Ziggo’s Chief Executive Officer and René Obermann will resign as a member of Ziggo’s management board (“Management Board”). As from the same date, Hendrik de Groot will resign as a member of the Management Board and will assume a senior management position in the new organization. Bert Groenewegen will remain as Chief Financial Officer of Ziggo.

Post-Closing Acceptance Period (na-aanmeldingstermijn)
The Offeror grants those Shareholders who have not tendered their Shares under the Offer the opportunity to tender their Shares in a post-closing acceptance period (na-aanmeldingstermijn) commencing at 09:00 a.m. hours CET (03:00 a.m. hours EST) on November 6, 2014 and expiring at 17:40 hours CET (11:40 a.m. hours EST) on November 19, 2014 (the “Post-Closing Acceptance Period”). Shareholders can tender their Shares during the Post-Closing Acceptance Period in the same manner and subject to the same terms and restrictions as described in the Offer Memorandum dated June 27, 2014 (the “Offer Memorandum”) and the U.S. prospectus/offer to exchange dated August 19, 2014 (the “U.S. Prospectus”).

Shareholders who tender their Shares during the Post-Closing Acceptance Period will not have withdrawal rights.

Shares tendered during the Post-Closing Acceptance Period will be accepted immediately. Liberty Global will arrange for payment against delivery (levering) for the Shares that are validly tendered during the Post-Closing Acceptance Period on the third business day after the day on which such Shares are tendered.

Implications of the Offer being declared unconditional
Shareholders who have not tendered their Shares under the Offer should carefully review the Offer Memorandum (in particular section 8.10) and the U.S. Prospectus (in particular the section entitled “Risk Factors” and "The Offer - Consequences to Ziggo Shareholders at Different Acceptance Levels”), which describe certain risks they are subject to. These risks include the possibility that the Offeror will commence a statutory buy-out or implement the Asset Sale and Liquidation (as described in the Offer Memorandum and the U.S. Prospectus). The decision whether to implement the Asset Sale and Liquidation will only be made after the Post-Closing Acceptance Period, provided that the Offeror will commence a statutory buy-out procedure, if, immediately after the Post-Closing Acceptance Period, the Offeror and its Affiliates hold at least 95% of the Shares. In such event, the Offeror and Ziggo will request Euronext Amsterdam to terminate the listing and trading of the Shares on Euronext Amsterdam as soon as possible.

Those Shareholders who have not tendered their Shares under the Offer should note that if they do not tender their Shares in the Post-Closing Acceptance Period, and Ziggo and the Offeror proceed to the Asset Sale and
Liquidation, such Shareholders may be faced with a 15% Dutch dividend withholding tax levied over the liquidation distribution. See the Offer Memorandum under section 12.4 for further details. No dividend withholding tax is levied on the Offer Price paid for Shares tendered in the Post-Closing Acceptance Period.

Termination of the Collar Financing Arrangement
In accordance with article 13 of the Dutch Decree on Public Takeover Bids, Liberty Global announces that it is terminating its collar financing arrangement in relation to its Shares (see section 10.5 of the Offer Memorandum and section "Beneficial Ownership" of the U.S. Prospectus for details on the collar financing arrangement). Liberty Global's repayment of the collar financing will relieve the financial institution from its obligation to deliver back to Liberty Global the 15,670,888 Shares that it borrowed from Liberty Global. No separate consideration is payable in connection with this agreement as it forms part of the broader collar financing arrangement.

Exchange Agent
ING Bank N.V. (Attention: Sjoukje Hollander/Remko Los)
Bijlmerdreef 888
1102 MG Amsterdam
The Netherlands
Telephone: + 31 20 563 6546 / + 31 20 563 6619
Fax: + 31 20 563 6959
E-mail: iss.pas@ing.nl

Information Agent
Georgeson
Westplein 11, 3016 BM, Rotterdam, Netherlands
480 Washington Boulevard, 26th Floor, Jersey City, NJ 07310 USA
Toll-Free Number for European Retail Shareholders: 00 800 3814 3814
European Bank and Broker Helpline: +44 (0) 870 703 6357
Toll-Free Number for Institutional and U.S. Shareholders: (877) 507-1756
Email: ziggo@georgeson.com

Additional Information and Where to Find It
Nothing in this press release shall constitute a solicitation to buy or subscribe for or an offer to sell any securities of Ziggo. In connection with the proposed acquisition of Ziggo, Liberty Global has filed a registration statement on Form S-4 with the SEC as amended containing the U.S. Prospectus, and as to which the Offer Memorandum has been filed as an exhibit. SHAREHOLDERS OF ZIGGO ARE URGED TO READ THE REGISTRATION STATEMENT AND THE U.S. PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders can obtain a free copy of the registration statement, the U.S. Prospectus and the Offer Memorandum, as well as other filings containing information about Liberty Global, without charge, at the SEC's internet site (http://www.sec.gov). Copies of the registration statement, the U.S. Prospectus, the Offer Memorandum and other filings by Liberty Global with the SEC that are incorporated by reference in the U.S. Prospectus can also be obtained, without charge, by directing a request to Liberty Global plc, 12300 Liberty Boulevard, Englewood, CO 80112, USA, Attention: Investor Relations, or on the website of Liberty Global at http://www.libertyglobal.com/ir-ziggo-offer.html.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 24 million customers subscribing to 49 million television, broadband internet and telephony services at June 30, 2014.

Liberty Global's consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Liberty Global Business Services, our commercial division, and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com or contact:

Investor Relations:		Corporate Communications:
Oskar Nooij	+1 303 220 4218	Marcus Smith	+44 20 7190 6374
Christian Fangmann	+49 221 84 62 5151	Bert Holtkamp	+31 20 778 9800
John Rea	+1 303 220 4238	Hanne Wolf	+1 303 220 6678

About Ziggo
Ziggo is a Dutch provider of entertainment, information and communication through television, internet and telephony services. The company serves around 2.8 million households, with 2.0 million internet subscribers, over 2.3 million subscribers for digital television and 1.6 million telephony subscribers. Business-to-business subscribers use services such as data communication, telephony, television and internet. The company owns a next-generation network capable of providing the bandwidth required for all future services currently foreseen. More information on Ziggo can be found on: www.ziggo.com. For more information please contact:

Investor Relations:		Corporate Communications:
Wouter van de Putte	+31 (0) 88 717 1799	Martijn Jonker	+31 (0) 88 717 2419
Caspar Bos	+31 (0) 88 717 4619

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